Report Name - 10F-3

Fund - Zenix Income Fund Inc.

                                Period : 04/01/05 through 09/30/05


                                    ID : 400
                           Issuer Name : Chesapeake Energy Corp. (due 2016)
                            Trade Date : 04/13/05
                        Selling Dealer : Lehman Brothers
                Total Shares Purchased : 625,000.00
                        Purchase Price : 99.07
                    % Received by Fund : 0.104%
                        % of Issue (1) : 3.333%
        Other Participant Accounts (2) :      19,375,000.00
                      Issue Amount (2) :     600,000,000.00
          Total Received All Funds (2) :      20,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Chesapeake Energy Corp. (due 2016)
                            Trade Date : 04/13/05
                 Joint/Lead Manager(s) : Banc of America Securities LLC
                                         Credit Suisse First Boston Corp
                                         Deutsche Bank Securities Inc
                                         Lehman Brothers
                                         UBS
                         Co-Manager(s) : Bear Stearns & Co Inc
                                         BNP Paribas
                                         Citigroup
                                         Morgan Stanley
                                         ABN Amro
                                         Bosc Inc
                                         Calyon New York
                                         Comerica Inc
                                         Fortis Capital Corp
                                         Harris Nesbitt
                                         Piper Jaffray & Co
                                         RBC Dominion Securities
                                         RBS Greenwich Capital
                                         SunTrust Robinson Humphrey
                                         TD Securities
                                         Wachovia Bank
                                         Wells Fargo
                         Selling Group : N/A


                                    ID : 584
                           Issuer Name : Domtar Inc. (due 8/1/15)
                            Trade Date : 08/02/05
                        Selling Dealer : JP Morgan
                Total Shares Purchased : 200,000.00
                        Purchase Price : 99.904
                    % Received by Fund : 0.050%
                        % of Issue (1) : 5.000%
        Other Participant Accounts (2) :      19,800,000.00
                      Issue Amount (2) :     400,000,000.00
          Total Received All Funds (2) :      20,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Domtar Inc. (due 8/1/15)
                            Trade Date : 08/02/05
                 Joint/Lead Manager(s) : Citigroup
                                         JP Morgan
                         Co-Manager(s) : None
                         Selling Group : N/A


                                    ID : 556
                           Issuer Name : SunGard Data Systems Inc.
                                            (due 8/15/15)
                            Trade Date : 07/27/05
                        Selling Dealer : Deutsche Bank
                Total Shares Purchased : 125,000.00
                        Purchase Price : 100.00
                    % Received by Fund : 0.008%
                        % of Issue (1) : 1.028%
        Other Participant Accounts (2) :      16,325,000.00
                      Issue Amount (2) :   1,600,000,000.00
          Total Received All Funds (2) :      16,450,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : SunGard Data Systems Inc.
                                            (due 8/15/15)
                            Trade Date : 07/27/05
                 Joint/Lead Manager(s) : Banc of America Securities LLC
                                         Citigroup
                                         Deutsche Bank Securities Inc
                                         Goldman Sachs & Co
                                         JP Morgan Securities
                                         Morgan Stanley
                         Co-Manager(s) : None
                         Selling Group : N/A